Exhibit 10.2

Pursuant to 17 CFR 240.24-b, confidential information has been omitted in places marked “[***]”

and has been filed separately with the Securities and Exchange Commission pursuant to a

Confidential Treatment Application filed with the Commission

Statement of Work #

SBSS Integration Support

This Statement of Work #      (“SOW”) is made this 22 day of October 2008 by and between Elektrobit Inc. (“Elektrobit” or “EB”) and TerreStar Networks Inc. (“TerreStar” or “TSN”) for the on-site support of Hughes SBSS Integration activities, and is governed by the Master Development and Licensing Agreement between Elektrobit and TerreStar dated August 10, 2007, as amended (“Agreement”).

1	Introduction

This SOW defines the scope of technical work to be performed by EB for the on-site support of Hughes Network Systems, LLC (“Hughes”) Satellite Base Station Subsystem (“SBSS”) Integration activities.

2	Project Overview

The main objectives of this SOW are:

1 - For EB to provide support to Hughes’ SBSS integration activities at [***] development laboratory. [***]

[***]

2 - For EB to provide support for and implementation of the [***]

Additionally, the following secondary objectives are planned:

[***]

3	Period of Performance

It is expected that this work will extend for a period of approximately [***] months, starting on or around October 27, 2008 and ending on or around [***].

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4	Schedule

Milestones	Target Date
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

5	TerreStar Furnished Items

[***]

6	EB Deliverables

[***]

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7	Project dependencies and assumptions

The following table lists some but not all of the project dependencies and assumptions. These inputs will work as enablers for EB work and have an effect on the schedule, cost and quality of EB Support. Dependencies are indicated with a D and Assumptions with an A.

Item #	Category	Description
1.	[***]	[***]
2.	[***]	[***]

8	Place of Performance and Delivery Terms

EB will perform the support work primarily on [***]. Travel to other domestic locations will be considered additional expenses and must be pre-approved by TerreStar.

9	Acceptance of Deliverables

As set forth in Section 5.1 of the Agreement, TSN will notify EB of its acceptance or rejection of the Deliverables within the thirty (30) day Acceptance Period. See the schedule in Section 4 in this SOW.

Additionally, TerreStar reserves the right to terminate the SOW at Milestone M1.

10	Pricing and Payment

This services under this SOW will be performed on a fixed rate basis including materials, travel and other expenses.

Billing, payment and other terms and conditions shall be according to the Agreement. If TerreStar terminates this SOW at Milestone M1, Terrestar will pay EB a prorated amount of the price listed in Section 10.1 below.

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10.1	Pricing

EB will perform the Services set forth in the SOW on a fixed rate basis:

•	The monthly rate for one EB personnel assigned to the project will be $[***] per month.

•	Travel and accommodation expenses shall be authorized by Terrestar Networks in advance. Expenses will be invoiced to Terrestar Networks at Elektrobit’s actual costs plus a [***]% administrative fee.

Phase	Description	Total
[***]	[***]	$	[***	]
[***]	[***]	$	[***	]
	[***]	$	[***	]
Not to exceed amount			$79,800

10.2	Invoicing.

EB may invoice TSN once per month for EB on-site support, as set forth in Section 2.1.4 of the Agreement.

10.3	Payment.

TSN will pay all undisputed amounts within thirty (30) days of receipt of EB’s invoice, as set forth in Section 2.1.4 of the Agreement.

11	Consultant Management and Third Party Coordination

TSN and EB shall each appoint individuals who shall together serve as the Consultant Steering Group. The Consultant Steering Group will be called upon to resolve any issue in day-to-day aspects of the support effort.

Items that can not be addressed or decided in the Consultant Steering Group will be taken to TerreStar for decisions.

TSN is responsible for coordinating between EB and Hughes. In the event that a dispute arises between EB and Hughes, TSN will provide the final resolution to any such dispute with respect to EB’s course of action, and EB agrees to be bound by TSN’s decision.

12	Consultant Steering Group

	TerreStar		Elektrobit		Hughes
	Technical	Business	Technical	Business	Technical	Business
Name	[***]	[***]	[***]	[***]	[***]	[***]

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13	Intellectual Property Rights

Ownership and license rights for any EB deliverables provided under this SOW are governed by Section 6 (Ownership of Work Product) of the Agreement.

IN WITNESS WHEROF the parties hereto have caused this Statement of Work to be executed by their respective duly authorized representatives as of the last date written below (the “Effective Date”).

TerreStar Networks Inc.		Elektrobit, Inc.

By:	/s/ Neil Hazard	By:	/s/ Vesa Raudaskoski
Name:	Neil Hazard	Name:	Vesa Raudaskoski
Title:	CFO	Title:	President
Date:	10/22/2008	Date:	10/22/2008

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